Exhibit 32

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly report of Wizzard Software Corporation (the "Company") on Form 10-QSB-A1 for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Christopher J. Spencer, Chief Executive Officer, President and Treasurer, and Gordon Berry, Controller of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: 8/21/03                            /s/ Christopher J. Spencer
      ---------                           --------------------------
                                          Christopher J. Spencer
                                          Chief Executive Officer, President
                                          and Treasurer

Dated: 8/21/03                            /s/ Gordon Berry
      ---------                           -----------------------
                                          Gordon Berry
                                          Controller